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                                                                   EXHIBIT 23.1

                 [LETTERHEAD OF CRAINE, THOMPSON, & JONES, P.C.]


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



      We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 2, 2008, on the balance sheets of Jefferson Bancshares, Inc. as of June 30, 2008 and June 30, 2007, and the related statements of income, stockholders' equity and cash flows for each of the years then ended, which report is included in the Annual Report on Form 10-K for the year ended June 30, 2008 of Jefferson Bancshares, Inc.


/s/ Craine, Thompson & Jones, P.C.

Craine, Thompson & Jones, P.C.
Morristown, Tennessee
October 31, 2008